THIS REINSURANCE AGREEMENT

is made between

THE MERCANTILE AND GENERAL REINSURANCE COMPANY plc
of University Place, 123 Front Street West, Toronto, Ontario M5J 2M7
(hereinafter referred to as “the Reinsurer”)
of the one part

and

WESTERN LIFE INSURANCE COMPANY
of P.O. Box 43271, St. Paul, MN 55164 USA
(hereinafter referred to as “the Company”)
of the other part.

The following Articles, qualified by the
Exhibits of the Agreement, will form
the basis of the Agreement.

This Agreement will be referred to as Agreement No.BA41-85

TABLE OF CONTENTS

ARTICLES

I	Business Covered - Forms and Manuals

II	Amounts of Coverage - Facultative Coverage

III	Plan of Reinsurance - Reinsurance Premiums - Conversions

IV	Mode of Cession - Copy Papers

V	Premium Accounting

VI	Liability - Conditional/Interim Receipt Liability - Liability Ceases - Currency - Taxes and Expenses

VII	Policy Changes - Reductions and Cancellations - Lapses - Reinstatements - Special Changes - Unearned Premium

VIII	Increase in Retention - Recapture

IX	Claims

X	Oversights - Arbitration

XI	Insolvency

XII	Alterations to Agreement - Parties to Agreement - Inspection of Records

XIII	Duration of Agreement - Severability - Benefit - Construction

EXHIBITS

A	Business Covered

B	Application for Reinsurance

C	Premium Rates and General Terms, Administration Instructions

D	The Ceding Company’s Retention Limits

E	The Reinsurer’s Automatic Acceptance Limits

F	Reinsurance Listing

ARTICLE I

Business Covered

This Agreement applies to all insurance policies and supplementary benefits attached thereto, set out in Exhibit A, which are accepted by the Company after medical examination or other normal evidence of insurability. These will be at the rates and providing the coverages shown in the rate manual and premium schedule supplied to the Reinsurer and in force at the date of this Agreement.

The Company agrees to cede to the Reinsurer and the Reinsurer agrees to accept automatically, in accordance with the terms of this Agreement, amounts of the above life insurance and benefits that exceed the Company’s retention. The Company’s retention limits are set out in Exhibit D.

Reinsurances accepted by the Company shall not be included hereunder unless mutually agreed otherwise by the Company and the Reinsurer.

Forms and Manuals

The Company agrees to file with the Reinsurer, copies of the appropriate policy forms, rate manuals, retention schedules , application forms , authorization forms for release of medical information and related material. If new material is published, or changes made in the material already filed, the Company agrees to promptly provide the Reinsurer with copies of such material.

The Company hereby declares that its forms are in accord with current M.I.B. regulations.

ARTICLE II

Amounts of Coverage

Whenever the Company retains its full retention (as at the time of underwriting) on any one life, taking into account the age and mortality classification of the life insured in question, the Company shall cede to the Reinsurer all the excess up to the limits specified in Exhibit E. The Reinsurer agrees to accept such business automatically.

It is understood that the amount retained by the Company shall include its retention under any previous issues.

If the total of any new reinsurance and the amount already reinsured on any one life under this Agreement and all other Agreements with the Reinsurer exceeds the limits set out in Exhibit E, reinsurance shall be on a facultative basis.

Facultative Coverage

Applications for amounts in excess of the Company’s retention and the Reinsurer’s automatic coverage, and applications on lives under which the Company intends to retain none of the risk or less than its appropriate retention for the age and rating, shall be offered facultatively to the Reinsurer. Also, if the total of the application and all amounts currently applied for, together with the amount already in force on any one life exceeds the jumbo limit set out in Exhibit E, the application shall be offered facultatively to the Reinsurer. The relevant terms and conditions of this Agreement shall apply to those applications that are ceded to the Reinsurer.

Any life offered on a facultative basis to the Reinsurer or any other reinsurer shall not qualify for automatic reinsurance.

ARTICLE III

Plan of Reinsurance

Reinsurance under this Agreement shall be on a Yearly Renewable Term basis for the net amount at risk as set out in Exhibit C on that portion of the Company’s policy which is reinsured with the Reinsurer.

Reinsurance of the Waiver of Monthly Deduction benefit shall be in accordance with the Company’s original forms.

Reinsurance Premiums	The premiums to be paid to the Reinsurer by the Company for reinsurance of life policies at standard and substandard rates shall be in accordance with the rate schedule attached hereto as Exhibit C.

The premium for each policy year shall be the product of the appropriate rate based on the issue age and duration from issue and the amount at risk for that year.

Conversions

In the event of the conversion of a policy reinsured hereunder, the amounts at risk and the premiums for the cession in question shall be calculated, subsequent to such conversion, on the following bases. If the contract arising from a conversion is on a plan that is reinsured on a YRT basis, or is not covered by any reinsurance agreement with the Reinsurer, reinsurance will be on a YRT basis. The appropriate YRT rate at the attained age and duration of the original policy would be used. If the contract arising from the conversion is on a plan reinsured on a coinsurance basis, the appropriate premium at the attained age would be used and the policy year for the purpose of commission rates would be based on the duration from the start of the original reinsurance, unless specified otherwise in Exhibit C.

ARTICLE IV

Mode of Cession	For all automatic cessions the Company shall advise the Reinsurer in the manner described in Exhibit F, and shall provide the Reinsurer with the reports and in the manner as set out in Exhibit F.

Facultative Cessions

The Company may apply for reinsurance by mailing to the Reinsurer, copies of all pertinent papers, including the original application, medical examination, inspection reports, physician’s statements, urinalyses, and all other information which the Company may have relating to the insurability of the risk along with the first page of an Application for reinsurance, a sample of which is attached hereto as Exhibit B. The Company shall indicate on the application that the cession is to be processed on a self-administered (bulk) basis.

After consideration of the reinsurance application and papers, the Reinsurer shall promptly inform the Company of its underwriting decision. If the underwriting decision is acceptable to the Company and the Company’s policy is subsequently placed in force, the third page of the Application for reinsurance should be mailed to the Reinsurer. The Company shall indicate on the third page of the Application for reinsurance that the cession is to be processed on a self- administered (bulk) basis. The placed cession will then appear on the subsequent new business report sent by the Company to the Reinsurer.

In the event the proposed underwriting action is not acceptable, or the Company’s policy is not placed, the second page of the Application should be appropriately marked and mailed to the Reinsurer.

Copy Papers	Copies of the medical and other papers should be sent for automatic reinsurance of any life at the request of the Reinsurer.

ARTICLE V

Premium Accounting

The Company undertakes to send to the Reinsurer during each accounting period an account as set out in Exhibit F showing all first year and renewal premiums which became due during the accounting period. Also included will be any adjustments made necessary by changes in reinsurance effective during the previous accounting period or changes due to any agreed errors on a previous account.

The balance due shall then become payable. If the balance so calculated is due to the Reinsurer, the Company shall forward a remittance in settlement with the account. If the balance is due to the Company, the Reinsurer shall forward a remittance in settlement within fifteen (15) days of receipt of the account.

ARTICLE VI

Liability

The liability of the Reinsurer shall, for all cessions accepted by the Reinsurer under this Agreement, commence simultaneously with that of the Company. If, however, a case is offered facultatively to any other reinsurer, the liability of the Reinsurer shall commence when the Reinsurer has received notice in writing on its standard form for such purpose supplied to the Company by the Reinsurer, or in such written form as agreed to by the Reinsurer, that the Reinsurer’s offer has been accepted, provided, however, that in no case will the Reinsurer’s offer be deemed to be still open after sixty (60) days have elapsed from the date of the offer, unless the Reinsurer explicitly states in writing that the final offer is extended for some further period of time.

The Reinsurer may however, assume liability for claims arising prior to the time of notification if it is shown to the satisfaction of the Reinsurer that the policy would have been reinsured with the Reinsurer.

Conditional/ Interim Receipt Liability	For claims admitted by the Reinsurer that have arisen under the conditional receipt or interim receipt coverage, the liability of the Reinsurer under no circumstances shall exceed

Liability Ceases

The liability of the Reinsurer for all cessions under this Agreement shall cease at the same time as the liability of the Company ceases and shall not exceed the Company’s contractual liability under the terms of its policies.

Notwithstanding the foregoing, the Reinsurer at its option, on fifteen (15) days’ notice to the Company in writing may terminate its liability on any reinsurance for which the reinsurance premiums have not been paid within sixty (60) days after billing.

Currency	All cessions under this Agreement shall be effected in the same currency as the original policy and the premiums and liabilities shall be expressed and payable in that currency.

Taxes and Expenses

Apart from any taxes, allowances, commissions, refunds and expenses specifically referred to elsewhere in this Agreement, no commissions, allowances, taxes or proportion of any expense shall be paid by the Reinsurer to the Company in respect of any cession.

ARTICLE VII

Policy Changes	The Company shall notify the Reinsurer in the Terminations and Changes Report of any change to one of its policies that affects any cession under this Agreement.

Reductions and Cancellations

If a change involves a reduction in the sum insured under the Company’s policy or policies on any one life the amount of reinsurance carried by the Reinsurer on that life shall be reduced simultaneously in proportion to the reduction under the original policy or policies, but no such change under one of the Company’s policies not reinsured hereunder shall affect any cession under this Agreement on the same life.

However, the fluctuation in the amount at risk caused by the normal operation of the cash value fund will not affect the proportion of the amount at risk which is reinsured. Such reinsured proportion shall remain at the same level as used at issue.

Lapses	When a reinsured policy lapses, at the end of the grace period in accordance with the rules of the Company, the Reinsurer shall be notified in the next Terminations and Changes Report.

Reinstatements

If a policy reinsured on an automatic basis is reinstated in accordance with its terms or the rules of the Company, the reinsurance shall be reinstated automatically by the Reinsurer. The approval of the Reinsurer must be obtained before any policy reinsured on a facultative basis may be reinstated. Notification of reinstatement shall appear on the next Terminations and Changes Report.

Special Changes

The routine changes referred to above will not cause any change in the rates of reinsurance premiums and commissions applicable to any cession, but if any special or unusual change is requested that may affect the terms of the cession in question, the Reinsurer’s approval shall be obtained before such a change becomes effective.

Unearned Premium

The Reinsurer shall refund to the Company, without interest, any unearned premiums, net of commissions, arising due to such reductions or cancellations or death claims, in its monthly account. The Reinsurer shall take credit for the balance of arrears of premiums due under a reinstated cession. In the event of termination, lapse or death claim, unearned premiums, net of commissions, will be refunded according to the following formula:

	Number of days to next policy anniversary	x premium
365

ARTICLE VIII

Increase in Retention

The reinsurance under this contract shall be maintained in force without reduction as long as the original amount of insurance carried by the Company on the life remains in force without reduction, except as provided in this Article.

The Company may increase its limits of retention on new business being issued at any time by giving written notice to the Reinsurer of the new limits of retention and the effective date of such new retention schedule.

The Company’s retention limits are set out in Exhibit D.

Recapture	The Company may apply the new limits of retention to existing reinsurance and reduce reinsurance in force in accordance with the following rules.

	(a)	The Company shall give the Reinsurer written notice of its intention to apply the new limits of retention to existing business.

	(b)	Such reductions shall be made on the next anniversary of each cession affected but no reduction shall be made until such reinsurance has been in force for the period stated in Exhibit C.

(c)

No reduction shall be made in the reinsurance on any life unless the Company retained its maximum limit of retention for the plan, age and mortality rating at the time the policy was issued. No reduction shall be made in any class of fully reinsured business or in any classes of risks for which the Company established special retention limits less than the Company’s maximum retention limits for the plan, age and mortality rating at the time the policy was issued.

Recapture as provided herein shall be optional with the Company but if any reinsurance is recaptured all reinsurance eligible for recapture under the provisions of this Article must be recaptured.

If there is reinsurance in other companies on risks eligible for recapture, the necessary reduction is to be applied pro rata to the total outstanding reinsurance.

In the event of the Company’s overlooking any reductions or cancellations of reinsurance which should be made on account of a retroactive increase in its retention limit, the acceptance by the Reinsurer of reinsurance premiums under such circumstances and after the effective dates of the reductions or cancellations shall not constitute or be deemed a liability on the part of the Reinsurer for such reinsurance, and the Reinsurer shall be liable only for a credit of the premiums less commissions so received, without interest.

ARTICLE IX

Claims

The Reinsurer shall be liable to the Company for the business reinsured to the same extent as the Company is liable to the insured under the contract and all reinsurance shall be subject to the terms and conditions of the policy under which the Company is liable. However, payment of death claims by the Reinsurer shall be in one lump sum regardless of the mode of settlement under the original policy.

Copies of all claims papers shall be mailed immediately to the Reinsurer, and the settlement made by the Company shall be binding on the Reinsurer; however, for claims made during the contestable period or in any case where the total amount of reinsurance ceded to the Reinsurer is greater than the amount retained by the Company, or if the Company retained less than, or none of, its usual retention on the basic plan or supplementary benefits and riders, then all papers in connection with the claim shall be submitted to the Reinsurer and the Company shall wait for up to ten days from the date of mailing for the Reinsurer’s recommendation before conceding liability or making settlement to the claimant. The Company shall provide the Reinsurer with all further reports and papers required by the Reinsurer for its consideration of the claim.

Should any claim be settled on a compromise basis, or should a contested claim be settled for a reduced sum, the Company and the Reinsurer shall participate in such reductions in proportion to their respective liabilities under the policy or policies reinsured.

Likewise shall any special expense for investigative or legal fees (excluding compensation of salaried employees) be shared.

In the event that the Reinsurer does not deem it advisable to contest a claim, and pays the Reinsurer’s share of the death benefit, the Reinsurer shall not be liable for any special expenses incurred by the Company in contesting the claim.

In the event of an increase or reduction in the amount payable under a policy due to misstatement in age, the proportionate liabilities hereunder shall be the basis for any increase or reduction in settlement of the claim. On the basis of the adjusted amount, using the premium and amount at risk at the correct age, the proper adjustment for the difference in reinsurance premiums, without interest, shall be made.

The Reinsurer shall pay to the Company premiums at the rate applicable to the original policy for the life and supplementary benefits reinsured hereunder on any policy approved for a waiver of premium claim, provided always that the waiver of premium benefit applicable to such benefits has been reinsured hereunder.

ARTICLE X

Oversights

It is agreed that in the event that any failure to comply with the terms of this Agreement is demonstrated to be unintentional, then both companies shall be treated as if no error or oversight had occurred. Errors and omissions of accidental and unintentional nature shall not operate to the prejudice of either party.

Arbitration

All disputes and differences between the two contracting parties upon which an amicable understanding cannot be reached, shall be settled by arbitration in accordance with the Rules of the American, Arbitration Association, then in force, and judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

Each party shall appoint one arbitrator and these two arbitrators will select a third arbitrator. If these two arbitrators cannot agree on the choice of the third, then the appointment shall be left to the President for the time being of the American Council of Life Insurance. It is agreed that all three arbitrators must be officers of Life Insurance Companies or Reinsurance Companies other than the two parties to this Agreement or their affiliates or subsidiaries. The place of meeting of the arbitrators shall be decided by a majority vote of the arbitrators. The written decision of the arbitrators or a majority of them shall be final and binding on both parties and their respective successors and assigns. All costs of the arbitration and expenses and fees of the arbitrators shall be borne equally by the parties.

ARTICLE XI

Insolvency

All reinsurance under this Agreement shall be payable by the Reinsurer directly to the Company, its liquidator, receiver or statutory successor, on the basis of the liability of the Company under the policy or policies reinsured without diminution because of the insolvency of the Company. It is understood, however, that, in the event of such insolvency, the liquidator or receiver or statutory successor of the Company shall give written notice of the pendency of a claim against the Company on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceedings and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceedings where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor.

It is further understood that the expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of the reinsurance Agreement as though such expense had been incurred by the Company.

In the event of the insolvency of either the Reinsurer or the Company, any amounts owed by the Company to the Reinsurer and by the Reinsurer to the Company with respect to this Agreement shall be set-off and only the balance shall be paid.

ARTICLE XII

Alterations to Agreement

Any alteration which may from time to time become necessary in this Agreement shall be made by addendum or by correspondence attached to the Agreement embodying such alterations as may be agreed upon and taken as part of this Agreement and equally binding.

Parties to Agreement

This is an Agreement solely between the Company and the Reinsurer. The acceptance of reinsurance hereunder shall not create any right or legal relation between the. Reinsurer and the insured, beneficiary, or any other party to any policy of the Company which may be reinsured hereunder.

Inspection of Records	The Reinsurer shall have the right, at any reasonable time, to inspect at the office of the Company all books and documents relating to the reinsurance under this Agreement.

ARTICLE XIII

Duration of Agreement

This Agreement is effective from the date set out in Exhibit A and is unlimited as to its duration. It may be made inapplicable to future insurances either in whole or in part by either party giving at least ninety (90) days’ notice to that effect by registered letter addressed to the other party at its office as stated on the first page of this Agreement. During the period of such ninety days the Reinsurer shall continue to participate in all insurances coming under the terms of this Agreement. Further, the Reinsurer remains liable for all cessions existing at the date of the expiration set forth in the notice until their natural expiration, unless the parties mutually decide otherwise.

Severability

In the event that any of the provisions herein contained shall be invalid or unenforceable, such declaration or adjudication shall in no manner affect or impair the validity or the enforceability of the other and remaining provisions of this Agreement and such other and remaining provisions shall remain in full force and effect as though such invalid or unenforceable provisions or clauses had not been herein included or made a part of this Agreement.

Benefit	Except as herein otherwise provided, this Agreement shall be binding upon the parties hereto and their respective successors and assigns.

Construction

This Agreement shall be construed and administered in accordance with the laws of the State of Minnesota and the rights and obligations of this Agreement shall, at all times, be regulated under the laws of the State of Minnesota.

Made in duplicate and executed by both parties.

Signed for and on behalf of WESTERN LIFE INSURANCE COMPANY

/s/ [ILLEGIBLE]

St. Paul, this 29th day of January, 1986

Signed for and on behalf of THE MERCANTILE AND GENERAL REINSURANCE COMPANY plc

/s/ [ILLEGIBLE]

Toronto, this [ILLEGIBLE] day of [ILLEGIBLE], 19[ILLEGIBLE]

EXHIBIT A

BUSINESS COVERED

		Reinsurer’s	*Effective
Policies	Form No.	Share	Coverage Period

Flexible Premium Adjustable Life	(L17)	[Redacted]	April 1, 1985

Riders

Automatic Increase Rider	(L61)	[Redacted]	(as above)

Supplementary Benefits

Waiver of Monthly Deduction	(L60)	[Redacted]	(as above)

*                 Applications dated on or after the date(s) set out in the Effective Coverage Period above shall be eligible for automatic coverage under this Agreement.

APPLICATION FOR REINSURANCE

TO

THE MERCANTILE AND GENERAL REINSURANCE COMPANY plc

FROM

NAME					DATE OF BIRTH	AGE	SEX
LAST NAME		FIRST NAME	MIDDLE NAME

PLAN		PREFERRED ☐		SMOKER ☐	NON SMOKER ☐	REUNDERWRITING ☐

CURR	RESIDENCE FOR PREMIUM TAX		POLICY NUMBER	POLICY DATE	PRELIMINARY TERM FROM

TYPE OF APPLICATION	FACULTATIVE	AUTOMATIC		TERMS YRT		COINSURANCE

DECREMENT	CASH VALUES	RESERVES	AGE BASIS	RETENTION CODE	FULL	REDUCED	NIL

REINSURANCE AMOUNTS	BASIC LIFE COVERAGE	ADDITIONAL LIFE COVERAGE	WAIVER PREMIUM BENEFIT	ACCIDENTAL DEATH BENEFIT	OTHER BENEFITS
PREVIOUS INSURANCE IN FORCE –
OF WHICH WE RETAINED –
INSURANCE NOW APPLIED FOR –
OF WHICH WE WILL RETAIN –	[Redacted]
REINSURANCE THIS CESSION –
EXTRA PREMIUM –
RATING IF SUBSTANDARD –
COINSURANCE PREMIUM –

*FOR TBT CASES STATE CROSS PREMIUMS AND EXPORT AGES FOR BENEFITS	WP	AD	OTHER	AMOUNT OF PREMIUM TO BE [ILLEGIBLE]	[ILLEGIBLE]

ADDITIONAL INFORMATION OR REMARKS

COPIES OF ALL APPLICATION, MEDICAL AND UNDER WRITING PAPERS ARE ATTACHED AND FORM PART OF THIS APPLICATION (IF FACULTATIVE)

DATE	BY
[ILLEGIBLE]

1

APPLICATION FOR REINSURANCE

TO

THE MERCANTILE AND GENERAL REINSURANCE COMPANY plc

FROM

NAME					DATE OF BIRTH	AGE	SEX
LAST NAME		FIRST NAME	MIDDLE NAME

PLAN		PREFERRED ☐		SMOKER ☐	NON SMOKER ☐	REUNDERWRITING ☐

CURR	RESIDENCE FOR PREMIUM TAX		POLICY NUMBER	POLICY DATE	PRELIMINARY TERM FROM

TYPE OF APPLICATION	FACULTATIVE	AUTOMATIC		TERMS YRT		COINSURANCE

DECREMENT	CASH VALUES	RESERVES	AGE BASIS	RETENTION CODE	FULL	REDUCED	NIL

REINSURANCE AMOUNTS	BASIC LIFE COVERAGE	ADDITIONAL LIFE COVERAGE	WAIVER PREMIUM BENEFIT	ACCIDENTAL DEATH BENEFIT	OTHER BENEFITS
PREVIOUS INSURANCE IN FORCE –
OF WHICH WE RETAINED –
INSURANCE NOW APPLIED FOR –
OF WHICH WE WILL RETAIN –	[Redacted]
REINSURANCE THIS CESSION –
EXTRA PREMIUM –
RATING IF SUBSTANDARD –
COINSURANCE PREMIUM –

*FOR TBT CASES STATE CROSS PREMIUMS AND EXPORT AGES FOR BENEFITS	WP	AD	OTHER	AMOUNT OF PREMIUM TO BE [ILLEGIBLE]	[ILLEGIBLE]

CANCELLATION OF REINSURANCE PENDING (to be completed by Ceding Company)

If policy not placed or reinsurance obtained elsewhere,

Please show reason below and mail this page to “M&G.”

☐    Application filed as “not completed.”

☐    Policy not delivered.

☐    Reinsurance placed with another reinsurer.

Date
☐ Other (specify)	By
[ILLEGIBLE]

2

APPLICATION FOR REINSURANCE

TO

THE MERCANTILE AND GENERAL REINSURANCE COMPANY plc

FROM

NAME					DATE OF BIRTH	AGE	SEX
LAST NAME		FIRST NAME	MIDDLE NAME

PLAN		PREFERRED ☐		SMOKER ☐	NON SMOKER ☐	REUNDERWRITING ☐

CURR	RESIDENCE FOR PREMIUM TAX		POLICY NUMBER	POLICY DATE	PRELIMINARY TERM FROM

TYPE OF APPLICATION	FACULTATIVE	AUTOMATIC		TERMS YRT		COINSURANCE

DECREMENT	CASH VALUES	RESERVES	AGE BASIS	RETENTION CODE	FULL	REDUCED	NIL

REINSURANCE AMOUNTS	BASIC LIFE COVERAGE	ADDTIONAL LIFE COVERAGE	WAIVER PREMIUM BENEFIT	ACCIDENTAL DEATH BENEFIT	OTHER BENEFITS
PREVIOUS INSURANCE IN FORCE –
OF WHICH WE RETAINED –
INSURANCE NOW APPLIED FOR –
OF WHICH WE WILL RETAIN –	[Redacted]
REINSURANCE THIS CESSION –
EXTRA PREMIUM –
RATING IF SUBSTANDARD –
COINSURANCE PREMIUM –

*FOR TBT CASES STATE CROSS PREMIUMS AND EXPORT AGES FOR BENEFITS	WP	AD	OTHER	AMOUNT OF PREMIUM TO BE [ILLEGIBLE]	[ILLEGIBLE]

CONFIRMATION OF REINSURANCE PENDING (to be completed by Ceding Company)

When policy placed, complete section below and mail this page to M&G.

The M&G, will then send a format Reinsurance Cession

☐    Our policy placed and reinsurance required as applied for (or as quoted by M&G)

☐    Our policy placed and reinsurance required, but with the following changes:

DATE	BY
[ILLEGIBLE]

3

EXHIBIT C

GENERAL TERMS

1.	RATES: The rates set out in Exhibit C shall be used for reinsurance of any policy on a plan covered automatically provided the Company retains:

	(i)	at least 25% of the policy to be reinsured, or
	(ii)	the Company’s maximum retention then available for the issue age and rating applicable to the policy to be reinsured.

All policies not meeting the above requirements, or facultative plans, shall be reinsured under the terms of the current facultative YRT rate reinsurance agreement between the Company and the Reinsurer.

2.

PREMIUM TAX: If the Reinsurer is not required to pay premium taxes on reinsurance premiums received, it shall reimburse the Company annually for any such taxes the Company may be required to pay on reinsurance premiums remitted to the Reinsurer.

3.

RATE GUARANTEE: For technical reasons relating to deficiency reserve requirements, reinsurance rates contained in this Agreement cannot be guaranteed for more than one year, except that in no case may rates be increased beyond the appropriate one year term premiums calculated at:                                                  .

4.

RECAPTURE: Recapture as provided in the Reinsurance Agreement is permitted after the business has been in force 10 years, providing the ceding company has increased its retention during that time and kept its full regular retention initially.

5.	NON-EXPERIENCE RATED: The rates are on a non-participating basis.

6.

NET AMOUNTS AT RISK: If the death benefit is Option B the amount at risk will be the gross amount of reinsurance. When the death benefit is Option A the amount at risk will be the difference between the gross amount of reinsurance and the cash values applicable to the face amount reinsured.

Increases in the amount at risk due to Automatic Increase Rider increases shall be reinsured on the basis set out in Article III paragraph 1. Such increases shall be shared equally between the Company and the Reinsurer, and the reinsurance rates shall be based on the insured’s attained age and the duration from issue of the original policy.

INSTRUCTIONS FOR ADMINISTRATION

1.

BASIS OF REINSURANCE: The Company shall pay to the Reinsurer a basic premium based on the Cost of Insurance rates contained in Exhibit C, but not including any policy fee payable on the original policy. The Cost of Insurance rates are shown on a per thousand dollar basis.

On all cessions the due proportion of any extra premiums payable on account of additional mortality risk, whether for medical impairments, occupation, climate or other reason shall be payable to the Reinsurer.

2.	ALLOWANCES: The premium rates payable on the Universal Life plan and any attached riders shall be adjusted by the following percentages to arrive at the reinsurance yearly renewable term rates.

3.	The above rates will apply to reinsurance amounts of up to [Redacted] on any one life. Individual consideration will be given to the applicable rate for any amounts over .

4.	OTHER BENEFITS AND RATINGS:

Year
	First	[Redacted]
Thereafter

For Waiver of Monthly Deduction, Occupational, Aviation and Residence premiums, the reinsurance premiums shall be calculated on the same basis as the Company calculates their premiums for this benefit. However, the above percentages will be applied to these premiums to arrive at the reinsurance yearly renewable term rates.

2

FLEXIBLE PREMIUM ADJUSTABLE LIFE

[Redacted]

EXHIBIT D

WESTERN LIFE INSURANCE COMPANY

RETENTION LIMITS

Effective February 1, 1980

COMBINED LIFE & ADB: - Individual:	[Redacted]

COMBINED LIFE & AD & D: - Group:	[Redacted]

DISABILITY ON INDIVIDUAL LIFE:	[Redacted]

EXHIBIT E

THE REINSURER’S AUTOMATIC ACCEPTANCE LIMITS

Combined Life and ADB:   [Redacted]

W.P.:   [Redacted]

EXHIBIT F

PREMIUM ACCOUNTING AND DATA NOTIFICATION

PREMIUM ACCOUNTING

The premium accounting details shall be sent to the Reinsurer each month in the summary as set out in Exhibit F, page 3.

DATA NOTIFICATION

The Company shall send to the Reinsurer the reports shown below at the times indicated below:

Report	Frequency	Due Date	Example Reference
1. Reinsurance Ceded	Monthly	21st	Exhibit F, page 2
2. Summary Report	Monthly	21st	Exhibit F, page 3
3. Scheduled Increases and Decreases, Termination Summary	Monthly	21st	Exhibit F, page 4
4. Movement Summary	Annually	January 21st	Exhibit F, page 5
5. Valuation Reserve Certification	Annually	January 21st	Exhibit F, page 6
6. Quarterly Valuation Reserve	Quarterly	10 days after quarter	Exhibit F, page 7

ERRORS AND OMISSIONS

Should any items be inadvertently omitted from or entered in error on an account or tabulation, such omission or error shall not affect the liability of the Reinsurer in regard to any cession and the mistake shall be rectified upon discovery.

PRELIMINARY ESTIMATES

First Three Quarters’ Reserves

An estimate is required within 10 days after the close of each of the first 3 quarters. Actual reserve figures are required within 21 days after the end of each quarter.

Year End Figures

By October 31st of each year the Company shall provide the Reinsurer with an estimate of the premiums, commissions and the amount of reserves for the reinsurance to be in force under this Agreement as of December 31st of the current year. The Company shall advise the Reinsurer of any change that will materially change such estimate and send the Reinsurer a revised estimate by December 15th of the current year.

RESERVES

The Company shall advise the Reinsurer of the reserve figures for the first 3 quarters of each year as provided above.

The Company shall advise the Reinsurer by January 21st of each year of the amount of reserves calculated on the reinsurance in force under this Agreement as of December 31st of the preceding year and will also indicate the valuation method used. These reserves shall be certified by the Company’s valuation actuary.

REINSURANCE CEDED TO MERCANTILE & GENERAL

FROM

PLAN

POLICY EXHIBIT MONTH ENDING

TRANSACTION TYPE

		Att			Eff.											Premiums					Commissions				Net
Name	Policy No.	Age	DOB	DOI	Date	SEX	OPT	RTG	FLT	DRN	SN	AF	S.I.	Reins AAR	Reins ADB	Base	EP	WP	ADB	(1) Total	Base	EP	ADB	(11) Total	Total (1-11)

[Redacted]

2

TRANSACTION TYPE

SUMMARY REPORT FOR MONTH ENDING

	No. of	Current	Premiums					Commissions					Net
	Policies	Reins. AAR	Basic	EP	WP	ADB	Total (I)	Basic	EP	WP	ADB	Total (II)	Total (I-II)

NSM Auto

NSM Fac

SM Auto

SM Fac

Total

[Redacted]

3

I.              SUMMARY OF SCHEDULED INCREASES FOR MONTH ENDING

NO. OF POLICIES		AMOUNT OF INCREASE
SM	NSM	SM	NSM

[Redacted]

II.            SUMMARY OF SCHEDULED DECREASES FOR MONTH ENDING

NO. OF POLICIES		AMOUNT OF DECREASE
SM	NSM	SM	NSM

[Redacted]

III.           TERMINATION SUMMARY

	NO. OF POLICIES		REINSURANCE AMOUNT
DURATION SINCE ISSUE	SM	NSM	SM	NSM

–	12 months or less

–	24 months or less, but greater than 12 months

–	36 months or less, but greater than 24 months	[Redacted]

–	Greater than 36 months

–	TOTAL

4

SUMMARY OF POLICY MOVEMENTS
FOR YEAR ENDING

	No. of Policies		Reinsurance Amount
	SM	NSM	SM	NSM

BEGINNING INFORCE

NEW BUSINESS

REVIVED

UNSCHEDULED INCREASES

BONUS ADDITIONS

REINSTATEMENTS

OTHER ONS	[Redacted]

DEATHS

EXPIRY (MATURITY)

SURRENDER

UNSCHEDULED DECREASES

LAPSES

RECAPTURES

OTHER OFFS

ENDING INFORCE

5

VALUATION RESERVE CERTIFICATION FOR

SELF-ADMINISTERED BUSINESS CEDED TO

THE MERCANTILE AND GENERAL REINSURANCE COMPANY plc
FROM (NAME OF COMPANY)

I, (name of valuation actuary), as the valuation actuary of the above named company certify that the following amounts are correct as at December 31, 19xx.

Plan:   [Redacted]

Inforce Reinsured Amount:    [Redacted]

Inforce Number of Policies:    [Redacted]

Valuation Reserve as at December 31, 19xx:    [Redacted]

Type	Reserve Basis	Reserve Amount
Life
WP	[Redacted]
Accidental Death
Total

Signature:
Title:	[Redacted]
Date:

6

QUARTERLY VALUATION RESERVE
SELF-ADMINISTERED BUSINESS CEDED TO

THE MERCANTILE AND GENERAL REINSURANCE COMPANY plc
FROM (NAME OF COMPANY)

For Quarter Ending:

An estimate is required within 10 days after the close of each of the first 3 quarters and by October 31st for the December 31st estimate. Actual reserve figures are required within 21 days after the end of each quarter. For the fourth quarter actual reserve figures, please use the certification form instead of this form.

Plan:

Inforce Reinsured Amount:    [Redacted]

Inforce Number of Policies:   [Redacted]

Valuation Reserve as at:                       , 19xx:   [Redacted]

Reserve Amount
Type	Reserve Basis	Estimate	Actual
Life
WP	[Redacted]
Accidental Death
Total

Signature:
Title:	[Redacted]
Date:

7

MERCANTILE  & GENERAL

REINSURANCE

Fortis Benefits Insurance Company

500 Bielenburg Drive

Woodbury, Minnesota 55125

U.S.A.

Dear Sirs

It is hereby declared and agreed that effective June 1, 1993, the retention limits shown as Exhibit D in all agreements shall be replaced by the attached Exhibit D (Revised June 1, 1993).

It is also declared and agreed that effective August 16, 1993, the automatic acceptance limits shown in Exhibit E of all automatic agreements, shall be replaced by the attached Exhibit E (Revised August 16, 1993).

The above changes shall apply to all the Reinsurance Agreements listed below made between FORTIS BENEFITS INSURANCE COMPANY and THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA.

Inforce Agreements:

BA041-85:                                         Automatic Bulk YRT Agreement for Universal Life plans

Effective April 1, 1985

BA027-81:                                         Automatic Bulk YRT Agreement for Adaptable Life and Premier Adaptable Life

Effective October 1, 1981

F198-80:                                                    Facultative YRT Agreement for Life Business

Effective August 1, 1980

BA611-86:                                         Automatic YRT Agreement for a block of policies previously reinsured with Western Reinsurance Conference

Effective January 1, 1987

Cancelled Agreements:

F274-81:                                                    Facultative Coinsurance Agreement for ART plans

Effective October 1, 1981

Cancelled January 1, 1987

THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA

Suite 3000, Canada Trust Tower, BCE Place, 161 Bay Street
Toronto, Ontario, Canada M5J 2T6 • (416) 947-3800 • Fax (416) 364-2449

F094-84:                                                    Facultative YRT Agreement for Life Buisness

Effective August 1, 1980

Cancelled January 1, 1987

F226-82:                                                    Facultative Coinsurance Agreement for ART plans

Effective October 1, 1981

Cancelled January 1, 1987

BA020-80:                                         Automatic Bulk YRT Agreement for Adaptable Life plan

Effective October 1, 1981

Cancelled October 1, 1987

BA042-85:                                         Automatic YRT Agreement for Flexible Premium Adjustable Life plan

Effective April 1, 1985

Cancelled October 1, 1987

All other terms and conditions remain unaltered.

Made in duplicate and executed by both parties.

Signed for and on behalf of FORTIS BENEFITS INSURANCE COMPANY

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
Woodbury, this 17 day of December, 1993

Signed for and on behalf of THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
Toronto, this 7th day of December, 1993

2

EXHIBIT D

(Revised June 1, 1993)

THE CEDING COMPANY’S RETENTION LIMITS

Life, Waiver of Premium, Accidental Death

Listed by Age and Rating

Combined Life and ADB:  [Redacted]

W.P.:  [Redacted]

EXHIBIT E

(Revised August 16, 1993)

THE REINSURER’S ACCEPTANCE LIMITS

Automatic Limit:

Life: [Redacted]

W.P.: [Redacted]

A.D.: [Redacted]

Jumbo Limit:

Life: [Redacted]

Participation Limit:

W.P.: [Redacted]

EXHIBIT E

(Revised August 16, 1993)

A.D.:  [Redacted]

2

ITT Hartford Life Insurance Companies

National Service Center

505 Highway 169 North

Minneapolis, Minnesota 55441-6400

U.S.A

It is hereby declared and agreed that this letter shall act as formal amendment to the Reinsurance Agreements listed below made between HARTFORD LIFE INSURANCE COMPANY (each hereafter referred to as “the Company”) and THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA (hereafter referred to as “the Reinsurer”).

Effective January 1, 1994, Exhibit D in each of the Agreements listed below shall be replaced by the attached Exhibit D (Revised March 1, 1995) in order to reflect the increase in the Ceding Company’s retention limits.

It is further understood that the Company may recapture all eligible policies, as outlined in Article 13 and Article VIII respectively, in each of the Agreements shown below, up to its new current retention beginning on the next policy anniversary date on or after January 1, 1994.

Agreement No. SBAl21Z-90: Automatic Bulk YRT Agreement for Pool G business assumed from Fidelity Bankers effective June 15, 1993.

Effective July 1, 1990

Agreement No. BA041A-85: Automatic Bulk YRT Agreement for Universal Life Business with policy forms L20 and L17 assumed from Western Life effective May 1, 1990.

Effective April 1, 1985 - Policy Form L17

Effective August 25, 1986 - Policy Form L20

All other terms and conditions remain unaltered.

Made in duplicate and executed by all parties.

THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA

Suite 3000, Canada Trust Tower, BCE Place, 161 Bay Street
Toronto, Ontario, Canada M5J 2T6 • (416) 947-3800 • Fax (416) 866-2112

Signed for and on behalf of HARTFORD LIFE INSURANCE COMPANY

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
[ILLEGIBLE], this 10th day of May, 1995

Signed for and on behalf of THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
Toronto, this 30th day of March, 1995

2

EXHIBIT D

(Effective January 1, 1994)

(Revised March 1, 1995)

THE CEDING COMPANY’S RETENTION LIMITS

Life, Waiver of Premium, Accidental Death

Listed by Age and Rating

Effective January 1, 1994:

Life: [Redacted]

W.P.: [Redacted]

A.D.: [Redacted]

ITT Hartford Life Insurance Companies

National Service Center

505 Highway 169 North

Minneapolis, Minnesota 55441-6400

U.S.A

It is hereby declared and agreed that this letter shall act as formal amendment to the Reinsurance Agreements listed below made between HARTFORD LIFE INSURANCE COMPANY (each hereafter referred to as “the Company”) and THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA (hereafter referred to as “the Reinsurer”).

Effective January 1, 1995, Exhibit D in each of the Agreements listed below shall be replaced by the attached Exhibit D (Revised March 1, 1995) in order to reflect the increase in the Ceding Company’s retention limits.

It is further understood that the Company may recapture all eligible policies, as outlined in Article 13 and Article VIII respectively, in each of the Agreements shown below, up to its new current retention beginning on the next policy anniversary date on or after January 1, 1994.

Agreement No. SBAl21Z-90: Automatic Bulk YRT Agreement for Pool G business assumed from Fidelity Bankers effective June 15, 1993.

Effective July 1, 1990

Agreement No. BA041A-85: Automatic Bulk YRT Agreement for Universal Life Business with policy forms L20 and L17 assumed from Western Life effective May 1, 1990.

Effective April 1, 1985 - Policy Form L17

Effective August 25, 1986 - Policy Form L20

It is further agreed and understood that the attached retention limits represent a combined retention for all Hartford Life companies and this retention for any one life in all companies may not exceed these limits.

All other terms and conditions remain unaltered.

Made in duplicate and executed by all parties.

THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA
Suite 3000, Canada Trust Tower, BCE Place, 161 Bay Street
Toronto, Ontario, Canada M5J 2T6 • (416) 947-3800 • Fax (416) 866-2112

Signed for and on behalf of HARTFORD LIFE INSURANCE COMPANY

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]

Minneapolis, this 7th day of December, 1995

Signed for and on behalf of THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]

Toronto, this 30th day of March, 1995

2

EXHIBIT D
(Effective January 1, 1995)
(Revised March 1, 1995)

THE CEDING COMPANY’S RETENTION LIMITS

Life, Waiver of Premium, Accidental Death

Listed by Age and Rating

Effective January 1, 1995:

Life:	[Redacted]

W.P.:	[Redacted]

A.D.:	[Redacted]

Mr. Timothy M. Fitch

Vice President, Life Product Management

Hartford Life Insurance Companies

200 Hopmeadow Street

PO Box 2999

Hartford, CT 06104-2999

U.S.A.

June 27, 2001

Dear Mr. Fitch:

The Financial Services Modernization Act of 1999/Graham-Leach-Bliley (“GLB”) requires all insurance companies and other financial institutions to formalize the manner in which they ensure that consumer information is protected. Maintaining consumer privacy has always been a goal of Swiss Re Life & Health America Inc. (“Swiss Re”). Thus, Swiss Re’s commitment to consumer privacy is not new. However, as a result of GLB, we have the opportunity to share our practices with our clients.

Swiss Re agrees that it will abide by the following statement in connection with all reinsurance agreements between Swiss Re and your company:

Swiss Re and all of its representatives and service providers will hold all private, non-public policyholder information furnished to Swiss Re for the purpose of providing services to you under any reinsurance agreement in strict confidence. By reference to private, nonpublic policyholder information, Swiss Re means all policyholder or other consumer financial or health information furnished to or obtained by Swiss Re, its representatives or its service providers in order to carry out its duties and obligations under a reinsurance agreement with your company. Swiss Re will only use such information for the purpose of performing services under a reinsurance agreement with your company. Such information will only be disclosed to a third party for the purpose of carrying out Swiss Re’s duties under a reinsurance agreement with your company, to retrocessionaires or Swiss Re service providers or as required or permitted by law. Swiss Re will take reasonable steps necessary to protect such information from unauthorized or inadvertent disclosure.

Swiss Re greatly values the relationship we have with your company. We consider this statement a unilateral addendum to all reinsurance agreements under which your company transacts business with Swiss Re. Please keep this letter with all reinsurance agreements between Swiss Re and your company.

This letter is intended to answer your questions regarding our privacy practices and simplify your relationship with Swiss Re. As always we appreciate the opportunity to provide you service.

Sincerely

/s/ [ILLEGIBLE]

ADDENDUM No.1 to the Reinsurance Agreement referred to as No.BA41-85 made between WESTERN LIFE INSURANCE COMPANY (hereinafter referred to as the “Company”) and THE MERCANTILE AND GENERAL REINSURANCE COMPANY plc (hereinafter referred to as the “Reinsurer”).

It is hereby declared and agreed that effective August 25, 1986, Exhibit A and Exhibit C, page 1, of the above Agreement will be replaced by the attached Exhibit A (revised August 25, 1986) and Exhibit C, page 1, (revised August 25, 1986) in order to add the Company’s new Universal Life plan (form number L20) and the Company’s Variable Universal Life plan (form number L18) to the business covered.

The reinsurance premium rates and terms applicable to the Universal Life plan are set out in the attached Exhibit C-I.

The reinsurance premium rates and terms applicable to the Variable Universal Life plan are set out in the attached Exhibit C-II.

All other terms and conditions remain unaltered.

Made in duplicate and executed by both parties.

Signed for and on behalf of WESTERN LIFE INSURANCE COMPANY

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
St. Paul, this 4th day of February , 1987

and for and on behalf of THE MERCANTILE AND GENERAL REINSURANCE COMPANY plc

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
Toronto, this 28 day of January , 1987

EXHIBIT A

(revised August 25, 1986)

BUSINESS COVERED

Effective Date:

April 1, 1985. The commencement dates for specific business are shown below.

Business Covered:

The policies on the plans shown below with policy issue dates falling in the period that begins with the Commencement Date and ends with the Termination Date are covered subject to any limitations shown below or elsewhere in this Agreement.

Riders and supplementary benefits shall also be covered in accordance with the Limitations, Commencement Date and Termination Date of the base policy to which they are attached unless stated otherwise.

Limitations:

1.               [Redacted] percent of the excess over the Company’s retention on all policies on lives with surnames commencing with the letters P to Z inclusive are eligible for automatic and facultative coverage. (Policies on other lives may be offered on a facultative basis only.)

Plans, Riders and Benefits:

Plans and Form Nos.	Exhibit Reference	Limitations	Commencement Date	Termination Date
1. Flexible Premium Adjustable Life (L17)	C	No.1	April 1, 1985

2. Universal Life (L20)	C-I	No.1	August 25, 1986

3. Variable Universal Life (Harmony Investment Plan) (L18)	C-Il	No. 1	January 1, 1987

Riders

Automatic Increase Rider (L61)

Supplementary Benefits

Waiver of Monthly Deduction (L60)

EXHIBIT C

(Revised August 25, 1986)

GENERAL TERMS

1.                                  RATE CRITERIA: The rates set out in Exhibit C shall be used for facultative and automatic reinsurance of any policy covered by this Agreement provided the Company retains:

(i)                           at least 25% of the policy to be reinsured, or

(ii)                        the Company’s maximum retention then available for the issue age and rating applicable to the policy to be reinsured.

All policies not meeting the above requirements, or policies not covered by an automatic treaty with the Reinsurer, shall be reinsured under the terms of the current facultative YRT rate reinsurance agreement between the Company and the Reinsurer.

2.                                  PREMIUM TAX: If the Reinsurer is not required to pay premium taxes on reinsurance premiums received, it shall reimburse the Company annually for any such taxes the Company may be required to pay on reinsurance premiums remitted to the Reinsurer.

3.                                  RATE GUARANTEE: For technical reasons relating to deficiency reserve requirements, reinsurance rates contained in this Agreement cannot be guaranteed for more than one year, except that in no case may rates be increased beyond the appropriate one year term premiums calculated at

4.                                  MINIMUM INITIAL REINSURANCE LIMIT:  [Redacted]

MINIMUM FINAL REINSURANCE LIMIT:  [Redacted]

5.                                  REINSURANCE BASIS: The rates are on a non-participating basis.

6.                                  YRT RATES FOR CONVERSIONS: MG2R8 YRT rates.

7.                                  RECAPTURE PERIOD: 10 Years.

8.                                  NET AMOUNTS AT RISK:  [Redacted]

1

EXHIBIT C-I

UNIVERSAL LIFE PLAN L20

1.                             MODE OF PAYMENT: The reinsurance rates shall be payable monthly in advance. The annual rates attached hereto shall be multiplied by a factor of 0.083 in order to arrive at the monthly rates.

2.                             ALLOWANCES ON BASIC COVERAGE:

Year 1	Years 2 - 10	Thereafter
[Redacted]

1

FOR UNIVERSAL LIFE PLAN L20

INSTRUCTIONS FOR ADMINISTRATION

The following shall apply in connection with the administration of non-experience rated premium rates.

LIFE REINSURANCE

1.                             The life reinsurance rates are shown on a per thousand dollar basis.

2.                             [Redacted]

3.                             [Redacted]

4.                             [Redacted]

5.                             For Substandard risks issued at table ratings, multiply the above rates by the appropriate mortality factor.

6.                             [Redacted]

OTHER BENEFITS AND RATINGS

[Redacted]

2

EXHIBIT C-II

VARIABLE UNIVERSAL LIFE PLAN L18

1.                                  MODE OF PAYMENT: The reinsurance rates shall be payable monthly in advance.

2.                                  ALLOWANCES ON BASIC COVERAGE:

Year 1	Years 2 - 10	Thereafter
[Redacted]

1

FOR VARIABLE UNIVERSAL LIFE PLAN L18

INSTRUCTIONS FOR ADMINISTRATION

The following shall apply in connection with the administration of non-experience rated premium rates.

LIFE REINSURANCE

1.                             The life reinsurance rates are shown on a per thousand dollar basis.

2.                             [Redacted]

3.                             [Redacted]

4.                             [Redacted]

5.                             For Substandard risks issued at table ratings, multiply the above rates by the appropriate mortality factor.

6.                             [Redacted]

OTHER BENEFITS AND RATINGS

[Redacted]

2

ADDENDUM No.2 to the Reinsurance Agreement referred to as No. BA41–85 made between WESTERN LIFE INSURANCE COMPANY (hereinafter referred to as “the Company”) and THE MERCANTILE AND GENERAL REINSURANCE COMPANY plc (hereinafter referred to as “the Reinsurer”).

It is hereby declared and agreed that effective January 1, 1990, Exhibit A (revised August 25, 1986) and Exhibit C, Page 1 (Revised August 25, 1986) in the above Agreement shall be replaced by the attached Exhibits A and C, Page 1 and la (Revised January 1, 1990). In addition, the attached Exhibit C-III (Effective January 1, 1990) shall be added to the Agreement.

These changes are to add coverage of the Company’s new VUL 220 Universal Life plan and ART Riders, effective January 1, 1990, the rates and terms of which are set out in the attached Exhibit C–III.

All other terms and conditions remain unaltered.

Made in duplicate and executed by both parties.

Signed for and on behalf of WESTERN LIFE INSURANCE COMPANY

St. Paul, this day of , 19

and for and on behalf of THE MERCANTILE AND GENERAL REINSURANCE COMPANY plc

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
Toronto, this 5th day of February, 1990

EXHIBIT A–I
(Revised January 1, 1990)

BUSINESS COVERED

Effective Date:

April 1, 1985. The commencement dates for specific business are shown below.

Business Covered:

The policies on the plans shown below with policy issue dates falling in the period that begins with the Commencement Date and ends with the Termination Date are covered subject to any limitations shown below or elsewhere in this Agreement.

Riders and supplementary benefits shall also be covered in accordance with the Limitations, Commencement Date and Termination Date of the base policy to which they are attached unless stated otherwise.

Limitations:

1.                                                               percent of the excess over the Company’s retention, up to the limits specified in Exhibit E, is eligible for automatic coverage on all policies on lives with surnames commencing with the letters P to Z inclusive. (Any Application may be offered on a facultative basis.)

Plans, Riders and Benefits:

Plan(s) and Form No(s).	Exhibit Reference	Limitations	Commencement Date	Termination Date

Flexible Premium Adjustable Life (L17)	C	No. 1	April 1, 1985

Universal Life (L20)	C–I	No. 1	August 25, 1986

Variable Universal Life (Harmony Investment Plan) (L18)	C–II	No. 1	January 1, 1987

VUL 220 Universal Life	C–III	No. 1	January 1, 1990

Riders

Automatic

Increase Rider (L61)

ART Riders (Primary Insured and Additional Insured)

Supplementary

Benefits

Waiver of Monthly

Deduction (L60)

2

EXHIBIT C
(Revised January 1, 1990)

GENERAL TERMS

1.                                       RATE CRITERIA: The rates set out in the sub–section(s) of Exhibit C shall be used for facultative and automatic reinsurance of any policy covered by this Agreement provided the Company retains:

(i)	at least 25% of the policy to be reinsured, or

(ii)	the Company’s maximum retention then available for the issue age and rating applicable to the policy to be reinsured.

All policies not meeting the above requirements, or policies not covered by an automatic Agreement with the Reinsurer, shall be reinsured under the terms of the current facultative YRT rate reinsurance Agreement between the Company and the Reinsurer.

2.                                       RATE LIMIT: The rates set out in the sub–section(s) of Exhibit C will apply to all reinsurances, provided the total of the new reinsurance amount and the amount already reinsured on the life under this Agreement, and all other Agreements with the Reinsurer, does not exceed $3,000,000. Individual consideration will be given to the rate for any amounts over $3,000,000.

3.                                       PREMIUM TAX: If the Reinsurer is not required to pay premium taxes on reinsurance premiums received, it shall reimburse the Company annually for any such taxes the Company may be required to pay on reinsurance premiums remitted to the Reinsurer.

4.                                       RATE GUARANTEE: The reinsurance rates set out in the sub–section(s) of Exhibit C of this Agreement cannot be guaranteed for more than one year. The reinsurance rates, however, may not be increased beyond the appropriate one year term premiums calculated on

5.                                       MINIMUM INITIAL REINSURANCE LIMIT: [Redacted]

MINIMUM FINAL REINSURANCE LIMIT: [Redacted]

6.                                       REINSURANCE BASIS: The rates are on a non–participating basis.

1

7.                                       YRT RATES FOR CONVERSIONS: MG2R8 YRT rates.

8.                                       RECAPTURE PERIOD: 10 Years.

9.                                       NET AMOUNTS AT RISK: [Redacted]

1a

EXHIBIT C–III
(Effective January 1,1990)

FOR VUL 220 UNIVERSAL LIFE PLAN AND ART RIDERS

NON–EXPERIENCE RATED PREMIUM RATES

1.                                       INSTRUCTIONS FOR ADMINISTRATION OF YRT RATES AND MULTIPLE EXTRAS: The life reinsurance rates are shown on a per thousand dollar basis. The annual rates shall be multiplied by a factor of 0.083 in order to arrive at the monthly rates. The rates are payable monthly in arrears.

2.                                       ALLOWANCES ON YRT RATES AND MULTIPLE EXTRAS:

a)     VUL 220 Universal Life

b)    ART Riders

3.                                       MULTIPLE EXTRAS: For Substandard risks issued at table ratings, multiply the above rates by the appropriate mortality factor.

4.                                       FLAT EXTRAS: On all cessions the due proportion of any extra premiums payable on account of additional mortality risk shall be payable to the Reinsurer.

5.                                       BENEFITS: For the Waiver of Monthly Deduction benefit, premiums shall be calculated on the amount reinsured at the same annual rate as is applicable to the original policy.

6.                                       ALLOWANCES ON FLAT EXTRAS AND BENEFITS:

(a)           On Flat Extra Premiums

[Redacted]

(b)           On Benefits

[Redacted]

2

APPENDIX

June 6, 1989

[Redacted]

ADDENDUM No. 3 to the Reinsurance Agreement referred to as No. BA041-85 made between FORTIS BENEFITS INSURANCE COMPANY (hereinafter referred to as “the Company”) and THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA (hereinafter referred to as “the Reinsurer”).

It is hereby declared and agreed that effective September 1, 1992, the following changes to the above Agreement shall be made:

1)                                      The Company’s Variable Universal Life 500 plan shall be reinsured under the terms and conditions of the above Agreement, in accordance with the attached Exhibits A and C, pages 1 and la (all Revised September 1, 1992), replacing Exhibits A-I and C, pages 1 and la (all Revised January 1, 1990) attached to Addendum No. 2, and Exhibit C-IV (Effective September 1, 1992).

2)                                      The Arbitration clause set out in all Agreements shall be replaced with the attached revised wording as requested by the American Council of Life Insurance.

3)                                      For facultative cessions, the number of days from the date of the Reinsurer’s final offer which the Company has to place the policy with the insured/owner will be increased to ninety (90) days from sixty (60). This change applies to all Agreements.

4)                                      The rate limit wording in Agreement No. F198-80 shall be revised and will read as the following: The rates set out in the sub-section(s) of Exhibit C will apply to all reinsurances, provided the total of the new reinsurance amount and the amount already reinsured on the life under this Agreement, and all other Agreements with the Reinsurer, does not exceed the amount shown in the table below. Individual consideration will be given to the rate for any amounts over the limit shown in the table below.

The rate limit wording for Agreement No. BA041-85 is shown in the attached Exhibit C..

All other terms and conditions remain unaltered.

Made in duplicate and executed by both parties.

Signed for and on behalf of FORTIS BENEFITS INSURANCE COMPANY

/s/ John V Egan, VP- Insurance Operations

St. Paul, this 9th day of November, 1992

and for and on behalf of THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]

Toronto, this 19th day of October, 1992

EXHIBIT A

(Revised September 1, 1992)

BUSINESS COVERED

Effective Date:

April 1, 1985. The commencement dates for specific business are shown below.

Business Covered:

The policies on the plans shown below with policy issue dates falling in the period that begins with the Commencement Date and ends with the Termination Date are covered subject to any limitations shown below or elsewhere in this Agreement.

Riders and supplementary benefits shall also be covered in accordance with the Limitations, Commencement Date and Termination Date of the base policy to which they are attached unless stated otherwise.

Limitations:

1.                                                             percent of the excess over the Company’s retention, up to the limits specified in Exhibit E, is eligible for automatic coverage on all policies on lives with surnames commencing with the letters P to Z inclusive. (Any application may be offered on a facultative basis.)

Plans, Riders and Benefits:

Plan(s) and	Exhibit		Commencement	Termination
Form No(s).	Reference	Limitations	Date	Date

Flexible Premium Adjustable Life (L17)	C	No. 1	April 1, 1985	May 1, 1990

Universal Life (L20)	C, p.1, la, C-I	No. 1	August 25, 1986	May 1, 1990

Variable Universal Life (Harmony Investment Plan) (L18)	C, p.1, la, C-II	No. 1	January 1, 1987

VUL 220 Universal Life	C, p.1, la, C-III	No. 1	January 1, 1990

Plans, Riders and Benefits:

Plan(s) and	Exhibit		Commencement	Termination
Form No(s).	Reference	Limitations	Date	Date

Variable Universal Life 500 (VUL 500)	C, p.1, la, C-IV	No. 1	September 1, 1992

Riders

Automatic

Increase Rider (L61)

ART Riders (Primary Insured and Additional Insured)

Supplementary Benefits

Waiver of Monthly Deduction (L60)

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EXHIBIT C

(Revised September 1, 1992)

GENERAL TERMS

1.                             RATE CRITERIA: The rates set out in the sub-section(s) of Exhibit C shall be used for facultative and automatic reinsurance of any policy covered by this Agreement provided the Company retains:

(i)                                     at least 25% of the policy to be reinsured, or

(ii)                                  the Company’s maximum retention then available for the issue age and rating applicable to the policy to be reinsured.

All policies not meeting the above requirements, or policies not covered by an automatic Agreement with the Reinsurer, shall be reinsured under the terms of the current facultative YRT rate reinsurance Agreement between the Company and the Reinsurer.

2.                             RATE LIMIT: The rates set out in the sub-section(s) of Exhibit C will apply to all reinsurances, provided the total of the new reinsurance amount and the amount already reinsured on the life under this Agreement, and all other Agreements with the Reinsurer, does not exceed the amount shown in the table below. Individual consideration will be given to the rate for any amounts over the limit shown in the table below.

i)                                         Applies to VUL 500 plan only:  [Redacted]

i)                                         Applies to All Other plans:  [Redacted]

3.                             PREMIUM TAX: If the Reinsurer is not required to pay premium taxes on net reinsurance premiums received, it shall reimburse the Company annually for any such taxes the Company may be required to pay on net reinsurance premiums remitted to the Reinsurer.

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4.                                       RATE GUARANTEE: The reinsurance rates set out in the sub-section(s) of Exhibit C of this Agreement cannot be guaranteed for more than one year. The reinsurance rates, however, may not be increased beyond the appropriate one year term premiums calculated on:

5.             MINIMUM INITIAL REINSURANCE LIMIT:  [Redacted]

MINIMUM FINAL REINSURANCE LIMIT:  [Redacted]

6.             REINSURANCE BASIS: The rates are on a non-participating basis.

7.             YRT RATES FOR CONVERSIONS: MG2R8 YRT rates.

8.             RECAPTURE PERIOD: 10 Years.

9.             NET AMOUNTS AT RISK:  [Redacted]

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EXHIBIT C-IV

(Effective September 1, 1992)

FOR VARIABLE UNIVERSAL LIFE 500 PLAN AND ART RIDERS

NON-EXPERIENCE RATED PREMIUM RATES

1.                                       INSTRUCTIONS FOR ADMINISTRATION OF YRT RATES AND MULTIPLE EXTRAS: The life reinsurance rates are shown on a per thousand dollar basis. The annual rates shall be multiplied by a factor of 0.083 in order to arrive at the monthly rates. The rates are payable monthly in arrears.

2.                                       ALLOWANCES ON YRT RATES AND MULTIPLE EXTRAS:

a)                        Variable Universal Life 500 (VUL 500)

b)                       ART Riders

3.                                       MULTIPLE EXTRAS: For Substandard risks issued at table ratings, multiply the above rates by the appropriate mortality factor.

4.                                       FLAT EXTRAS: On all cessions the due proportion of any extra premiums payable on account of additional mortality risk shall be payable to the Reinsurer.

5.                                       BENEFITS: For the Waiver of Monthly Deduction benefit, premiums shall be calculated on the amount reinsured at the same annual rate as is applicable to the original policy.

6.                                       ALLOWANCES ON FLAT EXTRAS AND BENEFITS:

(a)                    On Flat Extra Premiums  [Redacted]

(b)                   On Benefits  [Redacted]

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Arbitration

Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration, and the arbitrators, who shall regard this Agreement from the standpoint of practical business as well as the law, are empowered to determine as to the interpretation of the treaty obligation.

Each party shall appoint one arbitrator and these two arbitrators shall select a third arbitrator within two weeks of the appointment of the second. The second arbitrator is to be selected within two weeks after the notice is provided that the first arbitrator is selected. Should the two arbitrators not agree on the choice of the third, then each party shall name (4) candidates to serve as the arbitrator. Beginning with the party who did not initiate arbitration, each party shall eliminate one candidate from the eight listed until one candidate remains. If this candidate declines to serve as the arbitrator, the candidate last eliminated will be approached to serve. This process shall be repeated until a candidate has agreed to serve as the third arbitrator. All three arbitrators must be officers of Life Insurance Companies or Life Reinsurance Companies, excluding however, officers of the two parties to this Agreement, their affiliates or subsidiaries or past employees of any of these entities. The place of meeting of the arbitrators shall be decided by a majority vote of the arbitrators. The written decision of a majority of the arbitrators shall be final and binding on both parties and their respective successors and assigns. All costs of the arbitration and expenses and fees of the arbitrators shall be borne equally by the parties.

The arbitrators shall render a decision within four months of the, appointment of the third arbitrator, unless both parties agree otherwise. In the event no decision is rendered within four months, new arbitrators shall be selected as above.

Alternatively, if both parties consent, any controversy may be settled by arbitration in accordance with the rules of the American Arbitration Association.

Judgement upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

It is specifically the intent of both parties that these arbitration provisions shall replace and be in lieu of any statutory arbitration provision, if the law so permits.

ADDENDUM No. 4 to the Reinsurance Agreement referred to as No. BA041-85 made between FORTIS BENEFITS INSURANCE COMPANY (hereinafter referred to as “the Company”) and THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA (hereinafter referred to as “the Reinsurer”).

It is hereby declared and agreed that effective January 1, 1990, the Company’s Unisex rates for the VUL 220 Universal Life plan and ART Riders shall be added to the above Agreement. The attached unisex rates shall form part of Exhibit C-III and will conform to the terms and conditions set out in page 1 and 2 of Exhibit C-III shown in Addendum No. 2 of the Agreement.

All other terms and conditions remain unaltered.

Made in duplicate and executed by both parties.

Signed for and on behalf of FORTIS BENEFITS INSURANCE COMPANY

/s/ [Illegible]	/s/ [Illegible]

St. Paul, this 27th day of May, 1993

and for and on behalf of THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA

/s/ [Illegible]	/s/ [Illegible]

Toronto, this 5th day of May, 1993

EXHIBIT C-II

UNISEX RATE GUIDELINES

[Redacted]

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EXHIBIT C-I